UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2007

SHELTER PROPERTIES I

(Exact name of Registrant as specified in its charter)

            South Carolina

  0-10255

  57-0707398

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Shelter Properties I, a South Carolina limited partnership, (the “Registrant”) owns Quail Hollow Apartments (“Quail Hollow”), a 215-unit apartment property located in West Columbia, South Carolina.  On June 29, 2007, the Registrant sold Quail Hollow, which was its last remaining investment property, to a third party, CP Quail Hollow, LLC, a Delaware Limited Liability Company (the “Purchaser).  The Purchaser is an affiliate of Northview Realty Group, Inc., a Canadian corporation (“Northview”), which is unaffiliated with the Registrant. As previously disclosed, Northview was the initial purchaser, however Northview is permitted under the terms of the purchase and sale contract to assign the contract to an affiliate. The Purchaser purchased Quail Hollow along with nine other apartment properties, all of which were owned by entities affiliated with AIMCO Properties, L.P., which is also an affiliate of the corporate general partner of the Registrant.  The total sales price for Quail Hollow and the nine other apartment properties was $95,800,000 of which $11,150,000 represents the portion of the sales price allocated to Quail Hollow.  As a result of the sale, the Registrant no longer holds an ownership interest in any investment property.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant’s corporate general partner is evaluating the cash requirements of the Registrant to determine the portion of the net proceeds that will be distributed to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 SHELTER PROPERTIES I

By:

Shelter Realty Corporation

Corporate General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

 Date: July 6, 2007